As filed with the Securities and Exchange Commission on December 29, 2016

Registration No. 333-121098

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KYOCERA KABUSHIKI KAISHA
(Exact Name of Registrant as Specified in its Charter)

KYOCERA CORPORATION

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

6 Takeda Tobadono-cho, Fushimi-ku,

Kyoto 612-8501, Japan
(Address of Registrant’s Principal Executive Offices)

KDA RETIREMENT PLAN
(Full Title of the Plan)

KYOCERA Document Solutions America, Inc.
225 Sand Road

Fairfield, New Jersey 07004
(973) 808-8444
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Stephen R. Brill

Fox Rothschild LLP
997 Lenox Drive, Building 3
Lawrenceville, New Jersey 08648

(609) 896-3600

EXPLANATORY NOTE

This is a Post-Effective Amendment (the “Post-Effective Amendment”) to the Registration Statement on Form S-8 (No. 333-121098) (the “Registration Statement”) filed by Kyocera Corporation (the “Company”), registering shares of the Company’s common stock (“Common Stock”) for use as an investment alternative in the KDA Retirement Plan (the “Plan”).

In May 2016, the Common Stock was eliminated as an investment alternative under the Plan. A total of 60,000 shares of Common Stock were registered under the Registration Statement (after giving effect to a 2-1 stock split implemented in 2013). The Company is no longer issuing securities under the Plan. This Post-Effective Amendment is being filed in order to deregister all shares of Common Stock that were registered under the Registration Statement and remain unissued under the Plan. Accordingly, the Company hereby terminates the effectiveness of the Registration Statement, in accordance with an undertaking made in the Registration Statement, and removes from registration any and all securities of the Company registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kyoto, Japan on the 29th day of December, 2016.

KYOCERA CORPORATION

By:	/s/ Shoichi Aoki
Shoichi Aoki
Director, Managing Executive Officer and General Manager of Corporate Financial and Accounting Group

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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